UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 28, 2013

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4448	36-0781620
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015-4625
(Address of principal executive offices)	(Zip Code)

(224) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As announced on December 4, 2012, Baxter International Inc. (the “Company”) entered into a share purchase agreement (the “Share Purchase Agreement”), as amended on May 29, 2013 and as assigned by the Company to Baxter Holding AB (“BHAB”), to purchase all of the share capital of Indap Holding AB from Indap Sweden AB (the “Seller”). On August 28, 2013, BHAB and the Seller entered into Amendment No. 2 to the Share Purchase Agreement, pursuant to which the Long Stop Date (as defined in the Share Purchase Agreement) was extended from August 31, 2013 to September 30, 2013. The purpose of the extension is to permit the parties to complete the regulatory review process for the transaction, which is ongoing.

This summary of the amendment to the Share Purchase Agreement is qualified in its entirety by reference to the complete text of such agreement, a copy of which is attached to this report as an exhibit and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.3	Amendment No. 2, dated August 28, 2013, to Share Purchase Agreement, dated as of December 4, 2012, as amended on May 29, 2013, by and between Baxter Holding AB (as assignee of Baxter International Inc.) and Indap Sweden AB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAXTER INTERNATIONAL INC.

By:	/S/ STEPHANIE A. SHINN
Stephanie A. Shinn
Corporate Vice President,
Associate General Counsel and Corporate Secretary

Date: August 28, 2013

Exhibit Index

Exhibit No.	Description

2.3	Amendment No. 2, dated August 28, 2013, to Share Purchase Agreement, dated as of December 4, 2012, as amended on May 29, 2013, by and between Baxter Holding AB (as assignee of Baxter International Inc.) and Indap Sweden AB.